Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

First Potomac Realty Trust:

We consent to the incorporation by reference in the registration statements (Nos. 333-177090, 333-175332, 333-175330, 333-153090, 333-142149, 333-142147 and 333-122611) on Form S-3 and (Nos. 333-175324, 333-111691, 333-142152, 333-161403, 333-161405 and 333-172141) on Form S-8 of First Potomac Realty Trust of our report dated February 29, 2012, except as to notes 1, 3, 10 and 18, which are as of February 14, 2013, with respect to the consolidated balance sheets of First Potomac Realty Trust and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2011 and the related financial statement schedule, which report appears in the current report on Form 8-K of First Potomac Realty Trust dated February 14, 2013.

/s/ KPMG LLP

McLean, Virginia

February 14, 2013